EXHIBIT 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Yield10 Bioscience, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	Equity	Units (“Units”) consisting of (i) one share of common stock, par value $0.01 per share (“Common Stock”) or a pre-funded warrant (“Pre-funded Warrant”) to purchase one share of Common Stock and (ii) a common warrant (“Common Warrant”) to purchase one share of Common Stock	457(o)			$7,000,000.00	0.00014760	$1,033.20	-	-	-	-
	Other	Common Warrants included in the Units (3)	N/A
	Other	Pre-funded Warrants included in the Units (3)	N/A
	Equity	Common Stock underlying the Common Warrants to purchase Common Stock	N/A
	Equity	Common Stock underlying the Pre-funded Warrants to purchase Common Stock	N/A
	Total Offering Amounts					$7,000,000.00		$1,033.20
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$1,033.20

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock of Yield10 Bioscience, Inc. (the “Registrant”) that become issuable with respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of Registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	In accordance with Rule 457(g), the entire registration fee for the Common Warrants and the Pre-funded Warrants is allocated to the shares of Common Stock underlying such Common Warrants and Pre-funded Warrants, and no separate fee is payable for the Common Warrants or the Pre-funded Warrants.